Exhibit 99.1

Finjan Prevails at the PTAB, Final Written Decision Issued Against Juniper Networks IPR Petition

Finjan’s ‘844 Patent Survives 9th Unsuccessful Challenge

EAST PALO ALTO, Calif., April 08, 2020 - Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. (Finjan) announce that the U.S. Patent and Trademark Office’s (USPTO) Patent Trial and Appeal Board (PTAB) issued a Final Written Decision finding Finjan’s U.S. Patent No. 6,154,844 (the ‘844 Patent) patentable over prior art. The present IPR was petitioned by Juniper Networks and was the 9th unsuccessful challenge overall to Finjan’s ‘844 Patent.

The ‘844 Patent has survived numerous challenges by multiple accused infringers in inter partes review proceedings before the PTAB, Reexamination at the USPTO, various District Courts, and appeals to the Court of Appeals for the Federal Circuit. Here, in Juniper Networks, Inc. v. Finjan, Inc., No. IPR2019-00026, Paper 46, dated April 7, 2020, the PTAB’s Final Written Decision concluded that Juniper failed to show that Claims 1, 15, and 41 of the ‘844 Patent are unpatentable over cited prior art.

“The repeated validations of the ‘844’s patentability by the various forums should cement its durability and enormous value in the cybersecurity industry,” said Julie Mar-Spinola Finjan’s Chief IP Officer and VP of Legal Ops. “The ‘844 Patent is the subject of 25 patent licenses, contributing to over $350 million in licensing revenues for Finjan. And yet, accused infringers continue to delay liability not based on the merits but rather by gaming the patent system and laws with serial, non-meritorious challenges. Finjan nevertheless welcomes the PTAB’s decision, which will bolster our litigations where the ‘844 Patent is asserted, namely, against Cisco Systems, ESET, SonicWall, Check Point, Fortinet, and Qualys.”

Finjan also has pending infringement lawsuits against Palo Alto Networks, Inc. and Rapid7, Inc. and Rapid7 LLC relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

About Finjan
Established over 20 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the uncertain monetization of acquired patents, the outcome of strategic transactions, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions especially in the midst of the COVID-19 pandemic, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 |